Item 1- 4.      Not Applicable

Item 5.         Other Events

The Board of Directors of the Registrant approved, and the Registrant announced, a fifty percent (50%) stock split on January 24, 1995. The following resolutions were approved on such date by the Registrants Board of Directors with regard to the stock split:

        "RESOLVED, that pursuant to Sections 170 and 173 of the Delaware
         General Corporation Law, the Board of Directors of National Data Corporation ("Company") does hereby declare a three-for-two stock split in the form of a fifty percent (50%) share distribution on the $.125 par value Common Stock of the Company and the rights to purchase one one-hundredth of a share of $1.00 par value Series A Junior Participating Preferred Stock (the common stock and preferred stock rights being jointly referred to as the "Common Stock") issued and outstanding at the close of business on February 20, 1995, such split to be effective by the distribution on March 20, 1995, prorata to and among shareholders of record of the Common Stock at the close of business on February 20, 1995, of one (1) additional share of Common Stock for each two (2) shares of such stock issued and outstanding:

        FURTHER RESOLVED, that the number of shares of authorized but unissued Common Stock necessary to effect the aforesaid stock split is hereby reserved;

        FURTHER RESOLVED, that when said stock split is distributed, the Company shall transfer to its Stated Capital Account an amount equal to $.125 per share of Common Stock so distributed, such amount to be transferred from its "Additional Paid-In Capital."

        FURTHER RESOLVED, that Wachovia Bank of North Carolina, N.A., the Registrar and Transfer Agent of the Company, is hereby authorized to issue from the authorized unissued Common Stock of the Company, shares of the Common Stock in accordance with this resolution;

        FURTHER RESOLVED, that in order to save the Company the trouble, expense and inconvenience of issuing and transferring fractional shares, no fractional shares shall be issued in connection with the shares of Common Stock issued as a result of the stock split and in lieu of such fractional shares, cash adjustments will be paid to the holders of shares of Common Stock in respect to any fraction of a share which would otherwise be issuable, such payment to be based upon the closing price per share of the Company's Common Stock as traded on the New York Stock Exchange on February 20, 1995 and reported in The Wall Street Journal; if no shares were traded on said date, then on the last day prior thereto on which shares were traded on such Exchange as reported by The Wall Street Journal;

        FURTHER RESOLVED, after the close of business on February 20, 1995, (i) the number of shares reserved for issuance pursuant to the outstanding stock options heretofore granted under the Company's 1981 Employee Stock Purchase Plan, 1982 Incentive Stock Option Plan, 1987 Stock Option Plan and 1984 Non-Employee Directors Stock Option Plan (hereinafter the "Option Plans"), (ii) the option prices stated in such Options, and (iii) the number of shares reserved for future grants pursuant to the Option Plans and the Company's 1983 Restricted Stock Plan shall be proportionately adjusted to give effect to said stock split as respectively provided in said Option Plans and the 1983 Restricted Stock Plan;

        FURTHER RESOLVED, that application be filed and all necessary action be taken to list on the New York Stock Exchange the shares of Common Stock issued or reserved pursuant to this resolution; and

        FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized and directed to execute any and all documents and to do all other things which may be necessary or proper to carry into effect these resolutions."

Items 6 - 8.            Not Applicable


                             Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NATIONAL DATA CORPORATION


                                            By:     /s/ E. Michael Ingram
                                                     E. Michael Ingram
                                                    Senior Vice President

Dated:          February 2, 1995